UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

YUMANITY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Guest Street, Suite 4410 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-409-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YMTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 2, 2021, N. Anthony Coles transitioned to the role of non-executive Chair of the Board of Directors of Yumanity Therapeutics, Inc. (the “Company”).

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 2, 2021, the Company held its previously announced 2021 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The proposals voted on at the Annual Meeting and the final voting results for each proposal are as follows:

1. The Company’s stockholders elected the three director nominees listed below to serve as Class III directors until the Company’s 2024 annual meeting of stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
N. Anthony Coles, M.D.	4,782,090	1,367,114	4,793	1,350,457
Kim C. Drapkin	5,972,135	176,601	5,261	1,350,457
Lynne Zydowsky, Ph.D.	6,130,110	18,630	5,257	1,350,457

2. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,481,347	12,310	10,797	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yumanity Therapeutics, Inc.

Date: June 7, 2021	By:	/s/ Richard Peters
Richard Peters
President and Chief Executive Officer